UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2006

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 3, 2006, Nestor, Inc., a Delaware corporation (the “Company”), entered into restricted stock agreements with George L. Ball, Albert H. Cox, Jr., Terry E. Fields and David N. Jordan, each a non-employee director of the Registrant elected at the annual meeting of stockholders held in 2005. Pursuant to those agreements, each of Messrs. Ball, Cox, Fields and Jordan received 5,000 shares of the Company’s common stock in consideration of his services as director of the Company, subject to forfeiture if he did not continue to serve until the next annual meeting. Each of Messrs. Ball, Cox, Fields and Jordan did continue to serve until the next annual meeting and, thus, the restriction on each award has lapsed.

On July 6, 2006, the Compensation Committee of the Board of Directors of the Company approved a schedule of payments to the non-employee directors of the Company for their attendance at meetings of the Board of the Company and Committees thereof. Pursuant to the approved schedule:

•	directors shall receive payments of $1000 per Board meeting attended in person and $500 per Board meeting attended by teleconference;

•	the Audit Committee Chair shall receive $1500, and other Audit Committee members $500, for each Audit committee meeting attended; and

other committee chairs shall receive $750, and other members of other committees shall receive $250, for each committee meeting attended.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 6, 2006, the Company amended its Certificate of Incorporation to increase the number of shares of common stock, par value $.01 per share, that the Company is authorized to issue from 30 million shares to 50 million shares.

ITEM 8.01.	OTHER EVENTS

At the Company’s Annual Meeting of Stockholders held on July 6, 2006, the stockholders of the Company:

•	elected nine directors: George L. Ball, Albert H. Cox, Jr., William B. Danzell, Clarence A. Davis, Michael C. James, David N. Jordan, Nina R. Mitchell, Thodore Petroulas and Daryl Silzer;

•
approved the issuance of a number of shares of the Company’s common stock sufficient to allow for full conversion of the Company’s Senior Secured Convertible Notes (the “Secured Notes”) issued on May 25, 2006 and full exercise of warrants issued in connection with the Secured Notes (including, in each case, any shares issuable as a result of anti-dilution adjustments); and

•
approved the amendment of the Company’s Certificate of Incorporation to increase the number of shares of common stock, par value $.01 per share, that the Company is authorized to issue from 30 million shares to 50 million shares.

Following the Annual Meeting of Stockholders, the directors of the Company met and made appointments to the Board’s Committees.

Messrs. Ball and Danzell were reappointed to the Executive Committee and Mr. Davis was appointed to the Executive Committee. Mr. Ball will serve as Chairman of the Executive Committee.

Messrs. Davis and James, and Ms. Mitchell were appointed to the Audit Committee. Mr. Davis will serve as Chairman of the Audit Committee.

Messrs. James and Petroulas, and Ms. Mitchell were appointed to the Compensation Committee. Mr. James will serve as Chairman of the Compensation Committee.

Messrs. Cox and Jordan were reappointed to the Nominations Committee and Messrs. Silzer and Davis were appointed to the Nominations Committee. Mr. Silzer will serve as Chairman of the Nominations Committee.

The Board re-elected Mr. Ball as Chairman of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Form of Restricted Stock Agreement dated July 3, 2006

10.2	Schedule of Director Payments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Benjamin M. Alexander
Benjamin M. Alexander
Vice President, General Counsel and Secretary

Date: July 10, 2006